Exhibit 99.1

GUARDION HEALTH SCIENCES, INC. ANNOUNCES 1-FOR-50 REVERSE STOCK SPLIT EFFECTIVE ON PRE-MARKET OPENING ON JANUARY 9, 2023

HOUSTON, TX. January 6, 2023 (GLOBE NEWSWIRE) — Guardion Health Sciences, Inc. (“Guardion” or the “Company”) (NASDAQ: GHSI) announced today that it will effect a 1-for-50 reverse split of its common stock effective as of 4:01 p.m. Eastern Time on January 6, 2023. Commencing with the opening of trading on the Nasdaq Capital Market on January 9, 2023, the Company’s common stock will trade on a post-split basis under the same symbol GHSI. The reverse stock split was approved by the Company’s stockholders at the special meeting of stockholders held on January 5, 2023, with the final ratio determined by the Company’s Board of Directors.

As a result of the reverse stock split, the CUSIP number for the Company’s common stock will be changed to 40145Q500, and every 50 shares of issued and outstanding common stock will be exchanged for 1 share of common stock, with any fractional shares being rounded up to the next higher whole share. Immediately after the reverse stock split becomes effective, the Company will have approximately 1,232,016 shares of common stock issued and outstanding

The reverse stock split is primarily intended to bring the Company into compliance with Nasdaq’s minimum bid price requirement. However, there can be no assurances that the Company will be able to remain in compliance with the minimum bid price requirement over time, or that it will be successful in maintaining compliance with any of the other Nasdaq continued listing requirements.

Additional information concerning the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 12, 2022.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. The Company’s combination of expertise and scientifically supported products is the foundation of Guardion’s growing position within the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the Company’s exploration of strategic alternatives, the integration of new management team members, the implementation of new financial, management, accounting and business software systems, the integration of possible acquisition targets, the impact of the Covid-19 pandemic, supply chain disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

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